UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2006, SBA Communications Corporation, a Florida corporation (the “Company”), AAT Acquisition LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Buyer”), AAT Holdings, LLC II, a Delaware limited liability company (“Seller”) and AAT Communications Corp., a New York corporation and wholly owned subsidiary of Seller (“AAT”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Buyer will purchase all of the issued and outstanding shares of common stock of AAT. The total purchase price to be paid will be (i) $634 million in cash and (ii) 17,059,336 newly issued shares of the Company’s Class A common stock (the “Stock Consideration”). At its option, Buyer may elect to pay cash in lieu of all or any part of the Stock Consideration equal in value to no less than $75 million. The purchase price is also subject to a post-closing working capital adjustment. Under the terms of the Stock Purchase Agreement, AAT will become an indirect wholly owned subsidiary of the Company. The transaction is expected to close in the second quarter of 2006.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties as well as tower and tower cash flow related representations by Seller and AAT. A portion of the Stock Consideration equal in value to $75 million (the “Escrow Shares”) will be placed in escrow for payment of any claims of Buyer under the Stock Purchase Agreement, including the indemnity obligations of the parties and the post-closing working capital adjustment, if any. The Escrow Shares will be held for a period of twelve months from closing; provided, however that six months after closing, approximately one-third of the value of the original Escrow Shares minus the value of any claims paid and any claims then pending will be released to Seller. The indemnification obligations of Seller are capped at the amount then held in escrow and the indemnification obligations of Buyer are capped at $75 million.

Each party’s obligations to consummate the transaction is subject to the conditions that there be no law or judgment prohibiting consummation of the transaction, all necessary, consents, approvals and authorizations of governmental entities have been obtained and other standard conditions to each party’s obligations to close. In addition, as a condition to Buyer’s obligation to close the transaction, Buyer shall have successfully consummated certain bridge financing to fund the cash consideration and to repurchase the notes and pay the consent premium under the tender offers and consent solicitations discussed in Item 8.01 below.

The Stock Purchase Agreement is subject to customary termination provisions and, in addition, may be terminated by Seller for failure to close within 120 days of the Stock Purchase Agreement or by either party for failure to close within 180 days of the date of the Stock Purchase Agreement, in each case, unless the terminating party’s breach of a representation or warranty or failure to fulfill any covenant or agreement contained in the Stock Purchase Agreement has been a principal cause of, or resulted in, the failure of the closing to be consummated on or by such date. Seller may also terminate if the SBA Average Closing Price (as defined in the Stock Purchase Agreement) is less then $18.00 per share on the Determination Date (as defined in the Stock Purchase Agreement); provided however, that Buyer may elect to increase the cash consideration by an amount equal to the difference between $18.00 and the SBA Average Closing Price, multiplied by the Stock Consideration, whereupon Seller’s right to terminate pursuant to this provision shall terminate. If Seller terminates for this reason, Seller is required to reimburse Buyer for up to $1 million for Buyer’s reasonable costs and expenses in connection with the Stock Purchase Agreement.

The Stock Consideration was offered to Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company has agreed to register for resale all of the Stock Consideration to be issued to Seller pursuant to the Stock Purchase Agreement. Of the total amount of Stock Consideration issued in the acquisition, 9.2 million shares will be subject to certain selling restrictions for two years or until Seller holds less than 2.5 million of the restricted shares.

The description of the Stock Purchase Agreement is not complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated herein by reference. The Stock Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or AAT. The Stock Purchase Agreement contains representations and warranties made by each of the parties to the other. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

Item 7.01 Regulation FD Disclosure.

A press release issued on March 17, 2006 announcing the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 20, 2006, the Company commenced cash tender offers and consent solicitations for any and all of its $221.5 million (accreted value as of March 20, 2006) outstanding 9 3/4% Senior Discount Notes due 2011, which were co-issued by its wholly-owned subsidiary, SBA Telecommunications, Inc., CUSIP Number 78402UAC7 and its $162.5 million outstanding principal amount of 8 1/2% Senior Notes due 2012. A copy of the press release announcing the tender offers and consent solicitations is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.51	Stock Purchase Agreement, dated March 17, 2006, by and among AAT Holdings, LLC II, AAT Communications Corp., AAT Acquisition LLC and SBA Communications Corporation. (A portion of this exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission).

99.1	Press release dated March 17, 2006.

99.2	Press release dated March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.51	Stock Purchase Agreement, dated March 17, 2006, by and among AAT Holdings, LLC II, AAT Communications Corp., AAT Acquisition LLC and SBA Communications Corporation.

99.1	Press release dated March 17, 2006.

99.2	Press release dated March 20, 2006.